Exhibit 10.35.9

NINTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of November 30, 2018

Between:

LOANDEPOT.COM, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend (for the ninth time) the Master Repurchase Agreement dated June 3, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated October 19, 2016, the 12/16 Rewarehousing Letter Agreement, the Second Amendment to Master Repurchase Agreement dated February 28, 2017, the Third Amendment to Master Repurchase Agreement dated June 2, 2017, the Fourth Amendment to Master Repurchase Agreement dated August 31, 2017, the Fifth Amendment to Master Repurchase Agreement dated October 30, 2017, the Sixth Amendment to Master Repurchase Agreement dated November 10, 2017, the Seventh Amendment to Master Repurchase Agreement dated August 30, 2018 and the Eighth Amendment to Master Repurchase Agreement dated October 15, 2018, the “Amended MRA” and as amended hereby and as further supplemented, amended or restated from time to time, the “MRA”), to extend the latest Termination Date, add a sublimit for Correspondent Loans and modify the profitability and dividend covenants.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there. The Sections of this Amendment are numbered to correspond to the numbering of the respective Sections of the Amended MRA amended hereby.

2.	Definitions; Interpretation

(a) Definitions.

A. The following definitions are amended to read respectively as follows:

“Eligible Mortgage Loan” means, on any date of determination, a Mortgage Loan:

(i) for which each of the applicable representations and warranties set forth on Exhibit B is true and correct as of such date of determination;

(ii) that is either a Conventional Conforming Loan, a Government Loan or a Jumbo Loan;

(iii) if a Correspondent Loan, whose Origination Date was no more than forty-five (45) days before the Purchase Date for the initial Transaction in which that Mortgage Loan was purchased by Buyer;

(iv) if not a Correspondent Loan, whose Origination Date was no more than thirty (30) days before the Purchase Date for the initial Transaction in which that Mortgage Loan was purchased by Buyer;

(v) that is eligible for sale to an Approved Takeout Investor under its Takeout Guidelines;

(vi) that has a required Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Aged Loan	75
Long Aged Loan	90
Aggregation Loan	90
Conventional Conforming Loan	45
Government Loan	45
Jumbo Loan	45

(vii) that does not have a Combined Loan-to-Value Ratio in excess of (i) one hundred five percent (105%) in the case of a Conventional Conforming Loan or a Government Loan other than an RHS Loan or a High-CLTV Loan, (ii) one hundred two and forty-one thousandths percent (102.041%) in the case of an RHS Loan, (iii) one hundred twenty-five percent (125%) in the case of High-CLTV Loans or (iv) in the case of a Jumbo Loan the applicable maximum CLTV specified on Schedule III (or, in each case, such higher percentage determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) and, if its Loan-to-Value Ratio is in excess of eighty percent (80%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time), it has private mortgage insurance in an amount required by the applicable Agency Guidelines, unless pursuant to Agency Guidelines in existence at the time such Mortgage Loan was originated, private mortgage insurance is not required for such Mortgage Loan;

(viii) whose Mortgagor has a FICO Score of at least (i) 620 in the case of all Mortgage Loans other than Low FICO Government Loans or (ii) 580 in the case of Low FICO Government Loans (or, in each case, such lower minimum FICO Score as may be determined by Buyer in its sole discretion from time to time and specified in a written notice to Seller);

(ix) for which, on or before its Purchase Date, an Asset Schedule in which it is listed has been delivered to Buyer and Custodian;

(x) for which, if not a Wet Loan, a complete Asset File has been delivered to Custodian on or before its Purchase Date and Buyer has received a Trust Receipt that includes it;

(xi) for which, if a Wet Loan:

(A) on or before its Purchase Date, a written fraud detection report reasonably acceptable to Buyer has been delivered to Buyer or (if Seller has paid the Fraud Detection Fee set forth in the Side Letter) has been obtained by Buyer;

(B) on or before its Purchase Date, an Asset Schedule in which it is listed has been delivered to Buyer and Custodian and Buyer has received a Trust Receipt that includes it;

(C) if requested by Buyer, all applicable items listed in clauses (i) through (iii) of the definition of Loan Eligibility File have been delivered to Buyer on or before its Purchase Date;

(D) and if it is also a Jumbo Loan, the applicable items listed in clauses (xxiii) and (xxiv) of this definition of Eligible Mortgage Loan have been delivered to Buyer on or before its Purchase Date; and

(E) at or before its Wet Delivery Deadline, a complete Asset File has been delivered to Custodian and Buyer has received a Trust Receipt that includes it;

(xii) if a Wet Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Wet Loans that are then subject to Transactions, is less than or equal to (i) sixty percent (60%) of the Facility Amount on any day that is one of the first five (5) or last five (5) Business Days of any month, or (ii) forty percent (40%) of the Facility Amount on any other day; provided that Buyer may specify such higher percentage or percentages as it shall determine in its sole discretion and state in a written notice to Seller from time to time;

(xiii) that, if subject to a Takeout Commitment, (a) is not subject to a Takeout Agreement that has expired or been terminated or cancelled by the Approved Takeout Investor or with respect to which Seller is in default, (b) has not been rejected or excluded for any reason (other than default by Buyer) from the related Takeout Commitment by the Approved Takeout Investor;

(xiv) that, if subject to a Hedging Arrangement, is not subject to a Hedging Arrangement that has expired or been cancelled by the Hedging Arrangement counterparty or with respect to which Seller is in default or a termination event has occurred

(xv) if an RHS Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other RHS Loans that are then subject to Transactions, is less than or equal to twenty percent (20%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xvi) if a Second Home Loan, an Investor Loan or a Low FICO Government Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all Second Home Loans, Investor Loans and Low FICO Government Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xvii) if a High-CLTV Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other High-CLTV Loans that are then subject to Transactions, is less than or equal to the lesser of Twenty-five Million Dollars ($25,000,000) or five percent (5%) of the Facility Amount (or such higher maximum amount or maximum percentage of the Facility Amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

(xviii) if an Aggregation Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aggregation Loans that are then subject to Transactions, is less than or equal to the lesser of One Hundred Fifty Million Dollars ($150,000,000) (or such higher maximum amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

(xix) if a Correspondent Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Correspondent Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xx) if an Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aged Loans and all Long Aged Loans that are then subject to Transactions, is less than or equal to seven percent (7%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xxi) if a Long Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Long Aged Loans and all Aged Loans that are then subject to Transactions, is less than or equal to seven percent (7%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xxii) if a Jumbo Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to twenty percent (20%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xxiii) if a Jumbo Loan, evidence reasonably satisfactory to Buyer (Buyer may require that Seller provide a copy of the related Takeout Agreement and Seller will provide it unless both (i) such Takeout Agreement expressly either prohibits Seller from doing so or conditions Seller’s ability to do so upon first obtaining the related Approved Takeout Investor’s consent and (ii) Seller cannot obtain such consent) that it is covered by a valid and binding best efforts Takeout Commitment issued by an Approved Jumbo Takeout Investor (for the avoidance of doubt, Jumbo Loans covered by a mandatory Takeout Commitment or by Hedging Arrangements only are ineligible for purchase);

(xxiv) if a Nondelegated Jumbo Loan, evidence reasonably satisfactory to Buyer of underwriting approval of such Nondelegated Jumbo Loan by an Approved Jumbo Takeout Investor;

(xxv) that is not a Mortgage Loan that Seller has failed to repurchase when required by the terms of this Agreement;

(xxvi) for which the related Mortgage Note has not been out of the possession of Buyer pursuant to a Request for Documents Release for more than fifteen (15) days after the date of that Request for Documents Release;

(xxvii) for which neither the related Mortgage Note nor the Mortgage has been out of the possession of Custodian pursuant to a Bailee Letter for more than the number of days specified in such Bailee Letter; and

(xxviii) that is not a Defaulted Loan.

“Permitted Dividend” means (a) as to any taxable period of Seller for which Seller, if a corporation, makes an S corporation election, or if a multi-member limited liability company or a partnership, does not makes an election with the Internal Revenue Service to be treated as a corporation, an annual or quarterly distribution necessary to enable each shareholder, partner or member, as applicable, of Seller to pay income taxes attributable to such shareholder, partner or member resulting solely from such shareholder’s, partner’s or member’s allocated share of income of Seller for such period, including any taxable income or gain resulting from Seller’s acquisition of iMortgage.com, Inc. (“Permitted Tax Distributions”), (b) any cash dividend or other cash distribution, direct or indirect, on or on account of any shares of Seller’s stock (or equivalent equity interest) and (c) any redemption or other acquisition, direct or indirect, of any shares of Seller’s stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of Seller’s stock (or equivalent equity interest).

“Termination Date” means the earliest of (i) the Business Day, if any, that Seller designates as the Termination Date by written notice given to the Buyer at least thirty (30) days before such date, (ii) the Business Day, if any, that Buyer designates as the Termination Date by written notice given to the Seller at least sixty (60) days before such date, (iii) the date of declaration of the Termination Date pursuant to Section 12(b)(i) and (iv) May 31, 2019.

“Third Party Originator” means any Person other than an employee of Seller or an Approved Correspondent who solicits, procures, packages, processes or performs any other Origination function with respect to a Mortgage Loan.

B. The following new definitions are added to Section 2(a), in alphabetical order:

“Approved Correspondent” means a third party Mortgage Loan originator with which Seller currently has a written correspondent loan purchase agreement and that is either (i) an entity listed on Schedule IV, as such schedule is updated from time to time by Buyer, in its sole discretion, with written notice to Seller, or (ii) an entity that is acceptable to Buyer, as indicated by Buyer to Seller in writing, for purposes of determining eligibility for purchases from Seller of Mortgage Loans that such correspondent originates.

“Correspondent Loan” means a Conventional Conforming Loan or a Government Loan originated by an Approved Correspondent and funded with the Approved Correspondent’s own funds or funds provided by its warehouse or working capital lender (and, for the avoidance of doubt, not “table funded” with funds provided by Seller or an Affiliate of Seller).

“Ninth Amendment to MRA” means the Ninth Amendment to Master Repurchase Agreement dated November 30, 2018 between the parties.

“Schedule IV” means Schedule IV attached to the Ninth Amendment to MRA.

11.	Seller’s Covenants

A. Section 11(i) is amended to read as follows:

(i) Limits on Distributions.

If Seller’s net income before taxes for the calendar quarter immediately preceding the current quarter is less than One Dollar ($1), or if any Default or Event of Default described in Subsection 12(a)(i) (payment), Section 11(v) (Financial Covenants), Section 11(q) (Hedging Arrangements) or Subsection 12(a)(x) (other Debt of $1,000,000 or more to Buyer or Buyer’s Affiliate), shall have occurred and be continuing, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend or distribution other than stock dividends and Permitted Tax Distributions, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Buyer, which consent may not be unreasonably withheld unless a Default or Event of Default described in Subsection 12(a)(i) (payment), Section 11(v) (Financial Covenants), Section 11(q) (Hedging Arrangements) or Subsection 12(a)(x) (other Debt of $1,000,000 or more to Buyer or Buyer’s Affiliate) shall have occurred and be continuing, in which event Buyer’s right to withhold its consent is unqualified.

B. Section 11(v)(iv) is amended to read as follows:

(iv) Net Income. Seller shall not permit (x) its net loss before taxes to be more than (x) Thirty Million Dollars ($30,000,000) for the fourth (4th) calendar quarter of 2018 or (y) Fifteen Million Dollars ($15,000,000) for the first (1st) quarter of 2019, or (y) its net income before taxes to be less than One Dollar ($1) for each subsequent calendar quarter.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Laura Carter
Laura Carter
Authorized Officer

LOANDEPOT.COM, LLC

By:	/s/ Michelle Richardson
Michelle Richardson
Vice President, Treasury

Attached:

Schedule IV Approved Correspondents

Counterpart signature page to Ninth Amendment to Master Repurchase Agreement between JPMorgan Chase Bank, N.A. and loanDepot.com, LLC